UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2010

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6400 South Fiddlers Green Circle, Suite 950
Greenwood Village, CO 80111

303-796-3020
Telephone number, including
Area code

1330 E. Margaret Avenue
Coeur d’Alene, ID 83815
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2010, Greg Hahn the interim Chief Executive Officer and President of Metalline Mining Company (“Metalline”) increased his time commitment to Metalline from 50% to 75% of his working time, which resulted in a corresponding increase to his compensation to $18,000 per month.  In July and August 2010, Metalline paid Mr. Hahn $12,000 per month while serving as an interim executive officer.  No other terms of Mr. Hahn’s compensation arrangement have been amended from those originally agreed to by the parties on July 1, 2010.

Item 8.01 Other Events

On September 2, 2010 the Company issued a news release regarding the certain drill results at its Sierra Mojada project.  A copy of that news release is attached to this report as Exhibit 99.1and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1           News Release dated September 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)
Date: September 3, 2010	/s/ Robert Devers
Name: Robert Devers
Title: Chief Financial Officer